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                         Exhibit 23.1
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                CONSENT OF INDEPENDENT AUDITORS

          We consent to the use of our report dated Febru-ary 27, 1998, accompanying the financial statements of the Dean Witter Select Equity Trust, Select Global Series 98-2, Select Global 30 Portfolio 98-2, included herein and to the reference to our Firm as experts under the heading "Auditors" in the pro-spectus which is a part of this registration statement.

                                   Deloitte & Touche LLP
                                   Deloitte & Touche LLP



February 27, 1998
New York, New York